                               5,000,000 Shares

                       UNITED STATES FILTER CORPORATION

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------



                                                                __________, 1995



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
PAINEWEBBER INCORPORATED
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o  Donaldson, Lufkin & Jenrette
       Securities Corporation
     140 Broadway
     New York, New York 10005

Dear Sirs:

          United States Filter Corporation, a Delaware corporation (the "Company"), proposes to sell an aggregate of 5,000,000 shares of Common Stock, $.01 par value per share, of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters not more than 750,000 additional shares of Common Stock, $.01 par value per share, of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares. The shares of Common Stock, $.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

          1.  Registration Statement and Prospectus.  The Company has prepared
              -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including any documents and information incorporated by reference therein and including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the Prospectus.

          2.   Agreements to Sell and Purchase.  On the basis of the
               -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $______ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell the Additional Shares and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 750,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of

Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

          The Company hereby agrees and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) each stockholder listed on Annex I hereto, pursuant to which each such person agrees not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans and (ii) the Company may issue shares of its common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

          3.   Terms of Public Offering.  The Company is advised by you that the
               ------------------------
Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4.   Delivery and Payment.  Delivery to the Underwriters of and
               --------------------
payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the fifth business day (the "Closing Date") following the date of the initial public offering of the Firm Shares as advised by you, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by certified or official bank checks payable in New York Clearing House or similar next-day funds to the order of the Company.

          5.   Agreements of the Company.  The Company agrees with you:
               -------------------------

          (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to you, without charge, three (3) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits (in each case, to the extent not previously furnished to you or your counsel), and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised and provided a copy of prior to the filing thereof or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request for the purposes contemplated by the Act.

          (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

     (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to take any action that would subject it to service or process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of five years after the date of this Agreement,
     (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states referred to in paragraph 5(g) (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering,
     (vi) the listing of the Shares on the New York Stock Exchange, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold prior to or during the period specified in paragraph 5(e) and (viii) the performance by the Company of its other obligations under this Agreement.

          (l) To use its best efforts to maintain the inclusion of the Common Stock on the New York Stock Exchange for a period of five years after the effective date of the Registration Statement.

          (m) To apply the net proceeds from the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (n) To use its best efforts to maintain insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, general liability insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

          (o) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          6.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to each Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration
     Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and conforming with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Company acknowledges for all purposes under this Agreement (including this paragraph and Section 7 hereof) that the statements set forth in the first and third paragraphs under the caption "Underwriting" in the Prospectus constitute the only written information furnished to the Company by the

     Underwriters for use in the Registration Statement or the Prospectus or any preliminary prospectus (or any amendment or supplement to them).

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, cash flow, business affairs or business prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company [(except for ________________________, which is _____% owned by the Company)], free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and, except as otherwise set forth in the Prospectus, not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, the issuance of such Shares will not be subject to any preemptive or similar rights.

          (g) The authorized capital stock of the Company, including the Common Stock, conforms to the description thereof contained in the Prospectus.

          (h) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other equivalent instruments, as the case may be, or, except as such as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, lease, contract, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, and there exists no condition which, with the passage of time or otherwise, would constitute such a default under any such document or instrument.

          (i) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default (with the passage of time or otherwise) under, the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of its subsidiaries or any agreement, lease, contract, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

          (j) Except as would not result in a Material Adverse Effect, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration

     Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

          (k) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor any other person or entity for whom either is or may be liable is in violation of any federal, state, local, provincial or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos or asbestos-containing materials, or polychlorinated biphenyls ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation would have a Material Adverse Effect. "Violation" includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization.

          (l) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, alleging that the Company or any of its subsidiaries or any other person or entity for whom either is or may be liable is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply fully would have a Material Adverse Effect, and there are no circumstances that may prevent or interfere with such full compliance in the future, except where failure to so comply would not have a Material Adverse Effect.

          (m) Except as disclosed in the Prospectus, there is no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence in or release into the environment of any

     Materials of Environmental Concern at any location owned, leased or operated, now or in the past, by the Company or any of its subsidiaries or any other person or entity for whom either is or may be liable, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims") pending or threatened against the Company or any of its subsidiaries or any other person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

          (n) Except as disclosed in the Prospectus, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any of its subsidiaries with respect to property owned, leased or operated by or for the Company or any of its subsidiaries, now or in the past, or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

          (o) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (p) Except as otherwise set forth in the Prospectus or such as would not, singly or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and, except as would not have a Material Adverse Effect, no default has occurred or is continuing thereunder; and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee.

          (q) The Company and each of its subsidiaries maintains reasonably adequate insurance.

          (r) Each of the accountants who certified the financial statements and supporting schedules included in the Registration Statement is an independent public accountant as required by the Act.

          (s) The financial statements, together with related schedules and notes, as set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information included in the Prospectus presents fairly the information shown therein and has been prepared in accordance with the relevant accounting requirements of Regulation S-X. In the opinion of the Company, the assumptions used in the preparation of the pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (t) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

          (u) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (v) Except as otherwise set forth in the Prospectus, and for which waivers have been obtained in writing with respect to inclusion in this offering, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

          (w) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (x) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Registration Statement.

          (y) Except as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has (A) violated any applicable federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, and occupational safety and health, or any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder or any other applicable law (whether foreign or domestic) relating to or governing the operation or maintenance of any plan or arrangement falling within the definition of an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any other employee benefit plan or arrangement, or (B) engaged in any unfair labor practice. There is (i) no unfair labor practice charge or complaint pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any corresponding state, local, provincial or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Company or any of its subsidiaries which would, singly or in the aggregate, have a Material Adverse Effect; and (ii) no union representation claim or question existing with respect to the employees of the Company or any of its subsidiaries and no union organizing activities taking place. No labor dispute involving the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any principal suppliers, manufacturers or contractors of the Company or any of its subsidiaries which would result in any Material Adverse Effect.

          (z) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (aa) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided. No deficiency or adjustment for any material taxes has been proposed or assessed against the Company or any of its subsidiaries.

          (bb) The Company and its subsidiaries own, license or possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a Material
     Adverse Effect.

          (cc) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

          (dd) The Company has full power, authority and legal capacity to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Shares; and the Company has taken all necessary corporate action to authorize the execution and the performance of its obligations under this Agreement.

          (ee) No bid or purchase by the Company, and no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Shares.

          (ff) Each of the Company and its subsidiaries is in compliance with all laws, ordinances and regulations (domestic and foreign) applicable to its properties (whether owned or leased) and its business, as described in the Prospectus, except where noncompliance with such laws, ordinances and regulations would not, singly or in the aggregate, have a Material Adverse Effect.

          (gg) To the best knowledge of the Company, after due inquiry, the representations and warranties of each of (i) The B.F. Goodrich Company set forth in the Stock Purchase Agreement, dated as of February 27, 1995, by and between the Company and The B.F. Goodrich Company (the "AIW Purchase Agreement"), and (ii) [Thames set forth in the Agreement, dated _______, by and between the Company and Thames (together with the AIW Purchase Agreement, the "Purchase Agreements"),] are true, accurate and complete, as of the dates thereof and as of the date hereof, except for such matters which in the aggregate would not have a Material Adverse Effect. The representations and warranties of the Company in each of the Purchase Agreements are true, accurate and complete, as of the dates thereof and as of the date hereof.

          7.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) promulgated under the Act, if applicable, or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Underwriters furnished in writing to the Company by any of the Underwriters through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

          (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Underwriter (or the Underwriter controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by the Underwriters. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

          (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to and in conformity with such information furnished in writing by such Underwriter expressly for use in the Prospectus.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and any of the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Underwriters (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          8.  Conditions of Underwriters' Obligations.  The several obligations
              ---------------------------------------
of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, cash flows, business affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Richard J. Heckmann and Kevin L. Spence, in their capacities as the Chief Executive Officer and the Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 8.

          (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Troy & Gould, counsel for the Company, to the effect that:

               (i) the Company and each of its subsidiaries has been duly incorporated, is existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and corporate authority required to carry on its business as described in the Prospectus and to own, lease and operate its properties;

               (ii) the Company and each of its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company [(except for _______________________, which is ____% owned by the Company)], free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

               (iv) all the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and, except as otherwise set forth in the Prospectus, not subject to any preemptive or similar rights;

               (v) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and nonassessable, and, to such counsel's knowledge, except as otherwise set forth in the Prospectus, the issuance of such Shares is not subject to any preemptive or similar rights;

               (vi) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

               (vii) based on the oral advice of the Staff of the Commission, the Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

               (viii) the statements under the captions "Pending Acquisitions and Joint Venture," "Dividend Policy," "Description of Capital Stock," "Description of Certain Indebtedness," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

               (ix) such contracts and documents as are summarized in the Prospectus are fairly summarized in all material respects; and, to the best of the knowledge of such counsel, each contract or document so described is in full force and effect in accordance with its terms;

               (x) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other equivalent instruments, as the case may be, and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, lease, contract, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, and there exists no condition which, with the passage of time or otherwise, would constitute such a default under any such document or instrument;

               (xi) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default (with the passage of time or otherwise) under, the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of its subsidiaries or any agreement, lease, contract, indenture or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties which, in such counsel's opinion, are normally applicable to the transactions of the type contemplated by this Agreement;

               (xii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

               (xiii) the Company has the corporate power and authority to enter into and perform this Agreement; this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law); and the Company has full legal right, authority and capacity to issue, sell and deliver the Shares;

               (xiv) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (xv) to the best of such counsel's knowledge, except as otherwise set forth in the Prospectus, and for which waivers have been obtained in writing with respect to inclusion in this offering, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

               (xvi) (1) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel believes that (except for financial statements, as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In giving such opinion with respect to the matters covered by clause
(xvi) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The opinion of Troy & Gould described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein. In rendering such opinions, such counsel may rely upon certificates of any officer of the Company or of government officials as to matters of fact of which the maker of such certificate has knowledge provided that counsel rendering such opinion shall furnish the Underwriters with copies of any such statements or certificates. In addition, in rendering their opinion, such counsel may state that their opinion is limited to matters of California, Delaware and federal law.

          (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Donald L. Bergmann, General Counsel for the Company, to the effect that:

               (i) such contracts and documents as are summarized in the Prospectus are fairly summarized in all material respects; and, to the best of the knowledge of such counsel, each contract or document so described is in full force and effect in accordance with its terms;

               (ii) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other equivalent instruments, as the case may be, and, to the best of such counsel's knowledge after due inquiry, except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, lease, contract, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, and there exists no condition which, with the passage of time or otherwise, would constitute such a default under any such document or instrument;

               (iii) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default (with the passage of time or otherwise) under, the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of its subsidiaries or any agreement, lease, contract, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the

          Company or any of its subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties;

               (iv) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

               (v) the Company has the corporate power and authority to enter into and perform each of the Purchase Agreements; each of the Purchase Agreements has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by applicable law);

               (vi) (1) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel believes that (except for financial statements, as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In giving such opinion with respect to the matters covered by clause
(vi) such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The opinion of Donald L. Bergmann described in paragraph (e) above shall be rendered to you at the request of the Company and shall so state therein.

          (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps"), counsel for the Underwriters, in form and substance reasonably satisfactory to you.

          (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from each of KPMG Peat Marwick, Ernst & Young and Coopers & Lybrand (collectively, the "Accountants"), independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by each of the Accountants on the date of this Agreement.

          (h) At the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (i) Skadden Arps shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (j) Prior to the Closing Date, the Company shall have furnished to you or caused to be furnished to you such further information, certificates and documents as you may reasonably request.

          (k) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to satisfaction on and as of each Option Closing Date of the conditions set forth in paragraphs (a) through (k) except that the opinions called for in paragraphs (d), (e) and (f) and the letters referred to in paragraph (g) shall be revised to reflect the sale of the Additional Shares.

          9.   Effective Date of Agreement and Termination.  This Agreement
               -------------------------------------------
shall become effective upon the later of (i) execution of this Agreement and
(ii) the effectiveness of the Registration Statement.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, cash flows, business affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable judgment materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable judgment has a material adverse effect on the financial markets in the United States and would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares.

          If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares
                       --------
or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters, and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10.  Miscellaneous.  Notices given pursuant to any provision of his
               -------------
Agreement shall be addressed as follows: (a) if to the Company, to United States Filter Corporation, 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260, Attention: ________, and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                    Very truly yours,

                    UNITED STATES FILTER CORPORATION



                    By___________________________
                    Title:



DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
PAINEWEBBER INCORPORATED

Acting severally on behalf of
     themselves and the several
     Underwriters named in
     Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


     By_________________________

                                   SCHEDULE I
                                   ----------


                                       Number of Firm Shares
     Underwriters                              to be Purchased
     ------------                         -------------------------

Donaldson, Lufkin & Jenrette
  Securities Corporation
PaineWebber Incorporated



                                       ____________________
                            Total           5,000,000

                                    ANNEX I
                                    -------



                         Required Stockholder Lock-ups
                         -----------------------------